UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

National Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-4128138

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Warrants to purchase common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214791

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the warrants (the “Warrants”) to purchase shares of the common stock, par value $0.02 per share, of National Holdings Corporation (the “Company”), a Delaware corporation, to be registered hereunder is contained in the section entitled “Description of Warrants” in the Company’s Registration Statement on Form S-1 (File No. 333-214791), initially filed with the Securities and Exchange Commission on November 23, 2016 (as amended and/or supplemented from time to time, the “Registration Statement”), to which this Form 8-A relates, and such description is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Exhibit Description

3.1(a)	The Company’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q filed on May 17, 2004).

3.1(b)	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2006).

3.1(c)	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on June 17, 2008).

3.1(j)	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed on December 29, 2014).

3.1(l)	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 20, 2015).

3.2(a)	The Company’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.13 to the Company’s Quarterly Report on Form 10-Q filed on February 13, 2002).

3.2(b)	Amendment to Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 23, 2014).

3.2(c)	Amendment to Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 27, 2016).

10.36	Warrant Agreement, dated December 13, 2016, between and among the Company, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (File No. 333-214791) initially filed with the Securities and Exchange Commission on November 23, 2016).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL HOLDINGS CORPORATION

Date: January 13, 2017	By:	/s/ Robert B. Fagenson

	Name:	Robert B. Fagenson

	Title:	Co-Chief Executive Officer

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